UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 15, 2015

Date of Earliest Event Reported: May 13, 2015

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting held on May 13, 2015 the Company’s stockholders voted on (1) the election of one Class I director nominated by the Board of Directors to serve until the 2017 Annual Meeting of Shareholders and three Class II directors nominated by the Board of Directors to serve until the 2018 Annual Meeting of Shareholders or until their successors are elected and qualified; (2) the approval of the advisory vote on executive compensation; (3) the ratification of the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2015 and (4) the approval of an amendment to the Company’s 2010 Long-Term Incentive Plan.

The table below sets forth the number of votes cast for and against for each matter voted upon by the Company’s shareholders.

PROPOSAL 1

Election of Director to serve until the 2017 Annual Meeting of Stockholders.

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
James Fox	29,466,232	380,496	2,726,794

Election of Directors to serve until the 2018 Annual Meeting of Stockholders.

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
James Johnson	26,338,668	3,508,060	2,726,794
Charles Roame	29,471,735	374,993	2,726,794
Gregory Smith	29,474,498	372,230	2,726,794

PROPOSAL 2

The approval of the advisory vote on executive compensation.

SHARES
For:	29,282,544
Against:	247,839
Abstain:	316,345
Broker Non-Votes:	2,726,794

PROPOSAL 3

The ratification of the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2015.

SHARES
For:	32,197,369
Against:	5,858
Abstain:	370,295
Broker Non-Votes:	0

PROPOSAL 4

The approval of an amendment to Envestnet’s 2010 Long-Term Incentive Plan.

SHARES
For:	28,197,316
Against:	1,341,970
Abstain:	307,442
Broker Non-Votes	2,726,794

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVESTNET, INC.

Dated: May 15, 2015

	By:	/s/ Shelly O’Brien
Shelly O’Brien
Chief Legal Officer, General Counsel and Corporate Secretary